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                                                                   EXHIBIT 10.24

                                  AGREEMENT
         AGREEMENT, dated as of December 10, 1996, between HANCOCK FABRICS, INC. ("the Company"), a Delaware corporation, and Bruce D. Smith ("the Employee").
         A. The Employee has been employed by the Company (or one of its subsidiaries) since November 4, 1996. During the period of such employment the judgment, skill and efforts of the Employee have contributed greatly to the growth and success of the Company, and the Company desires to provide for the continued availability of the services of the Employee. The Company further recognizes that it would not be to the best interest of the Company were the Employee to engage in activities competitive with the business of the Company or any of its subsidiaries.
         B. The Employee is willing and able to render the services herein provided for, and is willing to refrain from activities competitive with the business of the Company and its subsidiaries, on the terms herein set forth.
         IT IS AGREED AS FOLLOWS:
         1. The payment obligation of the Company under this Agreement is conditioned upon the occurrence of one of the following: (a) the Employee remains in the employment of the Company or any of its subsidiaries on a full-time basis until December 8, 2018 ("said date"); or, (b) the Employee dies prior to said date while so employed by the Company or any of its subsidiaries.





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         2.      If such employment ceases (other than by reason of death) on or after said date, the Company shall pay to the Employee, if living, Two Thousand Eighty-Three and Thirty-Three One-Hundredths Dollars ($2,083.33) (the "monthly amount") on the first day of the calendar month following such cessation, and on the first day of each and every month thereafter until a total of one hundred eighty (180) monthly payments shall have been paid.
         3.      (a)      If the Employee dies while still so employed by the
Company or any of its subsidiaries, the Company shall pay, as the Employee by appointment shall have provided pursuant to paragraph 10 hereof, the monthly amount on the first day of the month following his death, and on the first day of each and every month thereafter until a total of one hundred eighty (180) monthly payments shall have been paid.
                 (b) If the Employee dies after said date, and prior to the time that the payments made to him pursuant to paragraph 2 hereof shall have totaled Three Hundred Seventy-Five Thousand Dollars ($375,000.00) ("the total amount"), the Company shall pay, as the Employee by appointment shall have so provided, the monthly amount on the first day of the month following his death, and on the first day of each and every month thereafter until the sum of all payments made under paragraph 2 hereof and under this paragraph shall equal the total amount.
         4. So long as the Employee is receiving monthly payments hereunder, he shall not, without the prior approval of the Board of Directors of the Company, engage in or be or become interested (as an individual, officer, principal, agent, employee, trustee, investor, stockholder or creditor, or in any other relation whatsoever) in any





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business substantially competitive with the business of the Company, its successor or subsidiary; provided, that the Employee shall not be precluded from holding securities of a corporation, which securities are publicly held, so long as the Employee shall not hold in excess of one percent (1%) of any class of said securities. The determination of the Board of Directors of the Company shall be conclusive of the question whether any such business is substantially competitive with the business of the Company.
         5. So long as the Employee is receiving monthly payments hereunder, he shall, at the reasonable request of the Company, and to the extent consistent with his then age and state of health, make available to the Company at all reasonable times the benefit of his experience and advice. The Company shall reimburse the Employee for his reasonable travel and other expenses incurred in the performance of his obligations under this paragraph.
         6. All obligations of the Company under this Agreement are conditioned upon the performance by the Employee of his obligations under paragraphs 4 and 5 hereof. Upon failure of any said condition, this Agreement shall be of no further effect, and no person shall have any further right to payments hereunder.
         7. Nothing in this Agreement shall be construed to affect the rights and obligations of the Employee, his heirs, successors or personal representatives, under the Company's Retirement Plan, Extra Compensation Plan, or employees' stock option plans, as from time to time amended, or under any other agreement or plan. Payments pursuant to this Agreement are in the nature of a fee, and do not constitute "compensation" as defined in the Company's Retirement Plan.





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         8.      This Agreement is not a contract of employment, and shall not be deemed to affect the right of either the Employee or the Company to terminate the employment of the Employee by the Company at any time, with or without cause.
         9. The right to payments pursuant to this Agreement shall not be sold, transferred, anticipated, assigned, hypothecated, or otherwise disposed of, shall not at any time be subject to the claims of creditors, and shall not be liable to attachment, execution, or other legal process. The Company shall have no obligation to make any payment hereunder to any person other than the Employee or his appointee designated pursuant to paragraph 10 hereof.
         10. Subject to the provisions of paragraph 9 of this Agreement, the Employee may appoint, by written instrument (other than a will) delivered to the Secretary of the Company, the permitted appointee or appointees to whom, the proportions in which, and any contingencies upon which the Company shall make payments payable under paragraphs 2 and 3 of this Agreement, but not paid prior to the death of the Employee. "Permitted appointee" includes only the following persons: spouse, descendant (or spouse thereof), parent, brother or sister of the Employee (or descendant of such brother or sister); parent, descendant, brother or sister of the spouse of the Employee (or descendant of such brother or sister); the trustee or trustees of a trust or trusts (created by the Employee either during his lifetime or by his will) the purpose of which is primarily to provide for any of the foregoing persons; or any other natural person. The determination of the Board of Directors of the Company shall be conclusive of the question whether such purpose of any such trust is primarily to provide for such person





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or persons.  To any extent that amounts payable under paragraphs 2 and 3 of this Agreement are not paid to the Employee prior to his death and are not the subject of an effective appointment pursuant to this paragraph, no person shall be entitled to payment thereof, and said amounts shall remain the property of the Company.
         11. For purposes of this Agreement, the Employee shall be deemed to be in the employment of the Company on a full-time basis during any period for which he is on Company-approved sick leave or disability leave.
         12. Notwithstanding any of the provisions of this Agreement, no payments shall be made hereunder following the death of the Employee in the event that such death is the result of suicide occurring within three years of the date of this Agreement.
         13. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives and successors. Upon the sale of all or substantially all of the assets, business and goodwill of the Company, or upon the merger or consolidation of the Company with another corporation or corporations, this Agreement shall inure to the benefit of and be binding upon both the Employee and such purchaser or surviving corporation.
         14. The purpose of this paragraph is solely to provide for greater flexibility and convenience in the precise timing of the monthly payments provided for above, and it shall not be deemed to affect the amount that shall be payable or the conditions upon which it shall become payable. The Company may make the payment for any given month upon such day or days and in such manner as shall be applicable from time to time to executive payroll then being administered by the disbursing office of the





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Company that then shall have the responsibility for the making of payments under this Agreement.
         15. Neither Employee nor any other person shall have any rights under this paragraph 15 until both:
                               (i)         A "Change of Control" (as defined in
subparagraph (b) of this paragraph 15) has occurred; and
                               (ii)         Either (A) Employee has satisfied
the conditions of paragraph 1 of this Agreement or (B) pursuant to the terms of that certain Severance Agreement, dated as of this date, between the Company and Employee, as hereafter amended, extended or renewed, Employee is deemed to have satisfied those conditions. For the purposes of this paragraph 15, the "Effective Date" shall be the earliest date upon which both of the conditions described in subparagraph (a) of this paragraph 15 shall have been satisfied.
                 (b) For purposes of this paragraph 15, a "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K (or its successor Item or Form, as the case may be), as in effect on the date hereof (or from time to time thereafter), pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d) (3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's





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outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board of Directors of the Company as of the date hereof ("Incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the Incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Com- pany, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this paragraph 15, considered as though such person were a member of the Incumbent Board.
                 (c)           (i)         Promptly, and in no event more than
seven (7) days, after the Effective Date, the Company shall establish an irrevocable letter of credit (the "Letter of Credit"), as provided in subparagraph (c)(iv) of this paragraph 15, in an amount equal to the largest sum (calculated as of the Effective Date) of all payments provided to be paid in the future under paragraphs 2 and 3 of this Agreement, as security for such payments as may become due under this Agreement.
                              (ii)         Until such time as all amounts
provided to be paid to or with respect to Employee under this Agreement have been paid in full, the Company shall, no later than thirty (30) days before the Letter of Credit would otherwise lapse or expire, renew the Letter of Credit or establish a replacement letter of credit in an





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amount equal to the largest sum (calculated as of the date of the renewal or replacement) of all payments provided to be paid in the future under paragraphs 2 and 3 of this Agreement. Hereinafter, the term "Letter of Credit" shall mean the original letter of credit referred to in subparagraph (c)(i) of this paragraph 15 and the renewal and replacement letters of credit referred to in this subparagraph (c)(ii).
                             (iii)         If the Company fails, within the
times provided in subparagraph (c)(i) and (c)(ii) of this paragraph 15, to establish, renew or replace the Letter of Credit before all amounts payable to or with respect to Employee under this Agreement have been paid in full, --
                                  (A)      if any payments to or with respect
to Employee have been made under this Agreement, then the Company shall pay in a cash lump sum, without discount, to Employee or to such appointee as may have been designated pursuant to paragraph 10 of this Agreement (hereinafter Employee and such other person being collectively referred to as "Entitled Payee") the balance of all payments under this Agreement remaining unpaid, regardless of the fact that under this Agreement such payments would not otherwise be payable until some future date or future performance by Employee;
                                                            or
                                  (B)      if no payments to or with respect
to Employee have been made under this Agreement, then the Company shall pay in a cash lump sum, without discount, to Entitled Payee the sum of all payments that would have been paid to Entitled Payee had Employee ceased employment (x) on the date by





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which the Company was required to renew or replace the last Letter of Credit issued hereunder, or (y) if no Letter of Credit shall have been issued, on the Effective Date, regardless of the fact that under this Agreement such payments would not otherwise have been payable until some future date or future performance by Employee. The cash lump sums required to be paid by clauses (A) and (B) of this subparagraph (c)(iii) shall be paid within fifteen (15) days after the date by which the Company was required to establish, renew or replace the Letter of Credit.
                              (iv)         The Letter of Credit is to be issued
by a commercial bank (the "Bank") that is a state or national banking association and that has a stockholders' equity in excess of one (1) billion dollars. The term of the Letter of Credit shall be the maximum term then available for commercial letters of credit. The Letter of Credit shall provide that the Bank shall pay to Entitled Payee the amount of Entitled Payee's draft, at sight, on presentation to the Bank of a statement, signed by Entitled Payee or Entitled Payee's authorized representative, setting forth that Entitled Payee is entitled to payments of not less than the amount of such draft pursuant to the Agreement and that such payments are, under the Agreement, due and unpaid. The Letter of Credit shall otherwise be in form and substance reasonably satisfactory to Entitled Payee and the Company. The Letter of Credit shall further provide that twenty-five (25) days prior to the expiration of the Letter of Credit the Bank shall mail by registered mail a written notice to the Entitled Payee (but only if the Entitled Payee has provided the Bank with written notice of the Entitled Payee's mailing address), such notice to state whether or not the Letter of Credit has been renewed or replaced.





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                               (v)         The payment by the Bank of the
amount of Entitled Payee's draft in accordance with the terms hereof and of the Letter of Credit shall not constitute a waiver by the Company of, or in any way preclude the Company from asserting, any claim the Company may have against Entitled Payee that Entitled Payee is not entitled to some or all of such payment. Drawing upon the Letter of Credit shall not constitute a waiver by Entitled Payee of, or in any way preclude Entitled Payee from asserting, any claim the Entitled Payee may have against the Company that Entitled Payee is entitled to amounts under this Agreement that were not paid by amounts received under the Letter of Credit.
                 (d) The Company's obligation to make the payments provided for in this paragraph 15 and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right that the Company may have against the Entitled Payee provided, however, that the Company's failure to make any such setoff shall not constitute a waiver of any claim of the Company against the Entitled Payee.
         16.     (a)      If (1) an Employee has made an election pursuant to
the provisions of this paragraph 16 to have his benefits under this Agreement paid in a cash lump sum pursuant to this paragraph 16 and (2) each of the conditions described in clauses 15(a)(i) and 15(a)(ii) of this Agreement is satisfied with respect to the Employee, the Company shall pay to the Entitled Payee (as defined in paragraph 15 of this Agreement) the present value of --





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                               (i)         if any payments to or with respect
to Employee have been made under this Agreement, the balance of all payments under this Agreement remaining unpaid, or
                               (ii)        if no payments to or with respect to
Employee have been made under this Agreement, the sum of all payments that would have been paid to Entitled Payee had Employee ceased employment on the Effective Date (as defined in paragraph 15 of this Agreement).
         Payment shall be made in a single cash lump sum within 20 days after the Effective Date. If such payment shall not be made in full as provided herein any unpaid balance shall draw interest at the lesser of: (1) the highest rate of interest that may legally be chargeable on such amount; and (2) two percent (2%) over the prime commercial lending rate announced by the Morgan Guaranty Trust Company of New York in effect from time to time during the period of such non-payment, compounded monthly.
                 (b) For purposes of this paragraph 16, present value shall be determined in accordance with the following:
                              (i)          Present value shall be determined as
of the Effective Date.
                              (ii)         The stream of monthly payments for
which the present value is being calculated shall be assumed to run for the following period:
                                  (A)      if any payments have been made under
this Agreement, a period beginning one month after the date the most recent payment made





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was required to have been made and continuing until the date on which the last of the monthly payments to be made under this Agreement is required to be made, and
                                  (B)      if no such payments have been made,
a period beginning on the later of the Effective Date or the date of the, Employee's 60th birthday and continuing for 180 months.
                             (iii)         The interest rate used to determine
present value shall be two percent (2%) below the average of the daily yield (to maturity) quotations published in the Wall Street Journal on the 30 business days preceding the Effective Date regarding the obligations (bonds or notes) of the U.S. Treasury maturing on the date closest to the 15th anniversary of the Effective Date. No discount factor other than this interest rate shall be used to determine present value.
                              (iv)         In making such determination, the
provisions of paragraphs 4, 5, and 6 of this Agreement shall be disregarded.
                 (c) In order to elect to have his benefits under this Agreement paid in a cash lump sum pursuant to this paragraph 16 the Employee must give written notice to the Company as provided in this paragraph (c).
                               (i)         The notice must be in writing and be
substantially in the form set forth in Exhibit A to this Agreement.
         The notice, to be valid, must be given before either of the two conditions described in clauses 15(a)(i) and 15(a)(ii) of this Agreement has occurred.
                              (ii)         Service of such notice shall be
deemed complete when given by hand delivery to an officer of the Company, or, if given by mail, on





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the day of deposit in the United States mail by certified or registered mail, first-class postage prepaid, addressed as follows:

                                  Hancock Fabrics, Inc.
                                  3406 W. Main Street
                                  P.O. Box 2400
                                  Tupelo, Mississippi 38003-2400
                                  Attn: Corporate Secretary

or to such other address as the Company shall have furnished to the Employee in writing in accordance herewith.
                 (d) If Employee elects to receive his benefits pursuant to the provisions of this paragraph 16, Employee shall have, as of the Effective Date, no further obligation to the Company under this Agreement, and the Company shall have no further obligation to the Entitled Payee under this Agreement as of the date that all payments required to be made to Entitled Payee under this paragraph 16 have been made.
                 (e) If Entitled Payee incurs any legal fees or expenses as a result of seeking to obtain or enforce any benefit under this paragraph 16, Company shall pay or reimburse Entitled Payee for all such reasonable fees and expenses.
                 (f) The Company's obligation to make the payments provided for in this paragraph 16 shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right that the Company may have against the Entitled Payee provided, however, that the Company's failure to make any such setoff shall not constitute a waiver of any claim of the Company against the Entitled Payee.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement personally or by officers thereunto duly authorized.


                                           HANCOCK FABRICS, INC.

                                           By
                                             -------------------------------
                                            Its
                                               -----------------------------


                                           ---------------------------------
                                           Bruce D. Smith, Employee





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                               NOTICE OF ELECTION


To:      Hancock Fabrics, Inc.
         3406 W. Main Street
         P.O. Box 2400
         Tupelo, MS 38003-2400
         Attention: Corporate Secretary



         I, Bruce D. Smith ("Employee"), pursuant to paragraph 16 of that Agreement dated _________________ to which Hancock Fabrics, Inc. and I are parties (the Agreement"), hereby elect to have my benefits under the Agreement paid in a cash lump sum pursuant to the provisions of said paragraph 16.




Dated:
      ----------------------              -----------------------------------
                                          Bruce D. Smith, Employee



                                  EXHIBIT A